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                                                                    Exhibit 9(b)

                                April 30, 1999



AUSA Life Insurance Company, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 under the Securities Act of 1933, as amended (the "1933 Act"), and Amendment No. 10 to the Registration Statement on Form N-4 under the Investment Company Act of 1940, as amended (the "1940 Act"). File No. 811-9062, 333-65145 (the "Registration Statement"), filed on or around April 30, 1999 by AUSA Life Insurance Company, Inc. and AUSA Life Insurance Company, Inc. Separate Account C (funding the AUSA Marquee Variable Annuity) with the Securities and Exchange Commission under the 1933 Act and the 1940 Act.

                                         Very truly yours,

                                         /s/ Jorden Burt Boros Cicchetti
                                               Berenson & Johnson LLP
                                         -------------------------------
                                         JORDEN BURT BOROS CICCHETTI
                                          BERENSON & JOHNSON LLP